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  Filed Pursuant to Rule 424(b)(3)
  Registration No. 333-137448

PROSPECTUS

Offer To Exchange

$75,000,000
Registered 6.25% Senior Secured Notes due 2016
for any and all
Unregistered 6.25% Senior Secured Notes due 2016

        We are offering to exchange up to $75,000,000 in aggregate principal amount of our registered 6.25% Senior Secured Notes due 2016, which we refer to as the Exchange Notes, for $75,000,000 in aggregate principal amount of our outstanding unregistered 6.25% Senior Secured Notes due 2016, which we refer to as the Original Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, and, therefore, the terms relating to transfer restrictions, registration rights and additional interest applicable to the Original Notes are not applicable to the Exchange Notes, and the Exchange Notes will bear a different CUSIP number. The Exchange Notes will be issued under the same indenture as the Original Notes.

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  This exchange offer will expire at 5:00 p.m., New York City time, on November 16, 2006, unless extended.

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  All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged. You should carefully review the procedures for tendering the Original Notes beginning on page 8 of this prospectus.

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  You may validly withdraw tenders of Original Notes at any time before the expiration of this exchange offer.

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  If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and your ability to transfer them could be adversely affected.

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  The exchange of Original Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes.

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  Original Notes may be exchanged for Exchange Notes only in minimum denominations of $1,000 and integral multiples thereof.

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  We will not receive any proceeds from this exchange offer.

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  No public market currently exists for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system, and, therefore, an active public market is not anticipated.

        Each broker-dealer that receives Exchange Notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. The related letter of transmittal that is delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes the broker-dealer acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of one year following consummation of the exchange offer. See "Plan of Distribution" beginning on page 46 of this prospectus.

        Each holder of Original Notes wishing to accept this exchange offer must effect a tender of Original Notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section of this prospectus entitled "The Exchange Offer" beginning on page 6.

        See "Risk Factors" beginning on page 1 for a discussion of factors that you should consider in connection with an investment in Exchange Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THIS EXCHANGE OFFER.

The date of this prospectus is October 18, 2006.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to Illinois Power Company, c/o Ameren Corporation, Attention: Secretary's Department, P.O. Box 66149, St. Louis, Missouri 63166-6149. Oral requests should be made by telephoning (314) 621-3222. To obtain timely delivery, you must request the information no later than November 9, 2006, which is five business days before the expiration date of this exchange offer.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted and, if given, such information must not be relied upon as having been authorized by us. You should assume that the information in this prospectus is accurate only as of the date on the front cover and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

RISK FACTORS

        In considering whether to participate in this exchange offer, you should carefully consider the information included or incorporated by reference in this prospectus. In particular, you should carefully consider the factors listed in "Forward-Looking Statements" as well as the "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Reports on Form 10-Q for the quarter, ended March 31, 2006 and June 30, 2006, each of which is incorporated by reference herein, as well as the following risks related to this exchange offer.

        If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes which are subject to transfer restrictions.

        We will only issue Exchange Notes in exchange for Original Notes that are received by the exchange agent in a timely manner together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should carefully follow the instructions on how to tender your Original Notes set forth under "The Exchange Offer—Procedures for Tendering Original Notes" and in the letter of transmittal that you receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Original Notes.

        If you do not tender your Original Notes or if we do not accept your Original Notes because you did not tender your Original Notes properly, you will continue to hold Original Notes. Any Original Notes that remain outstanding after the expiration of this exchange offer will continue to be subject to restrictions on their transfer in accordance with the Securities Act. After the expiration of this exchange offer, holders of Original Notes will not have any further rights to have their Original Notes registered under the Securities Act. In addition, if you tender your Original Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you continue to hold any Original Notes after this exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because we expect that there will be fewer Original Notes outstanding, which could result in an illiquid trading market for the Original Notes. The value of the remaining Original Notes could be adversely affected by the conclusion of this exchange offer. There may be no market for the remaining Original Notes and thus you may be unable to sell such notes.

        If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

        The Exchange Notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system. As a result, we cannot provide any assurance as to:

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  the liquidity of any trading market that may develop for the Exchange Notes;

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  the ability of holders to sell their Exchange Notes; or

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  the price at which holders would be able to sell their Exchange Notes.

Even if a trading market develops, the Exchange Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

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  prevailing interest rates;

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  the number of holders of the Exchange Notes;

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  the interest of securities dealers in making a market for the Exchange Notes; and

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  our operating results.

        If a market for the Exchange Notes does not develop, purchasers may be unable to resell the Exchange Notes for an extended period of time. Consequently, a holder of Exchange Notes may not be able to liquidate its investment readily, and the Exchange Notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions of the Securities Act and the Exchange Act.

        In addition, if a large number of holders of Original Notes do not tender Original Notes or tender Original Notes improperly, the limited amount of Exchange Notes that would be issued and outstanding after we complete this exchange offer could adversely affect the development of a market for the Exchange Notes.

ILLINOIS POWER COMPANY

        We operate a rate-regulated electric and natural gas transmission and distribution business in Illinois. We were incorporated in Illinois in 1923. We supply electric service to approximately 625,000 customers and natural gas service to approximately 425,000 customers in an area of 15,000 square miles in central, east central and southern Illinois, including most of the Illinois portion of the greater St. Louis area. During the quarter ended June 30, 2006, we derived approximately 80% of total operating revenues from the sale of electric energy and approximately 20% from the sale of natural gas. We employed approximately 1,216 persons at June 30, 2006. Our principal office is located at 370 South Main Street, Decatur, Illinois 62523 and our telephone number is (217) 424-6600.

        Prior to September 30, 2004, we were an indirect, wholly-owned subsidiary of Dynegy Inc. On September 30, 2004, in a transaction valued at approximately $2.3 billion, we were acquired by Ameren Corporation. Following the acquisition, we became a wholly-owned subsidiary of Ameren Corporation operating as AmerenIP. Ameren Corporation is a public utility holding company whose other major public utilities, in addition to us, are Union Electric Company, Central Illinois Public Service Company and Central Illinois Light Company. Ameren Corporation also owns Ameren Energy Generating Company, which operates a non rate-regulated electric generation business in Illinois and Missouri.

        Ameren Corporation has formed a number of other subsidiaries including Ameren Services Company, which provides us with shared support services, and Ameren Energy Fuels and Services Company, which provides us with fuel procurement and gas supply services.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"). You may read and copy any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        We are "incorporating by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

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  our Annual Report on Form 10-K for the year ended December 31, 2005;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

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  our Current Reports on Form 8-K filed on February 16, 2006, May 4, 2006, June 1, 2006, June 7, 2006, June 19, 2006, July 7, 2006, July 18, 2006, September 8, 2006, September 18, 2006, October 4, 2006 and October 10, 2006.

        We also incorporate by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this prospectus and the time that this exchange offer is consummated.

        You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation at the following address:

  Illinois Power Company
  c/o Ameren Corporation
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        Copies of these filings are also available from our website at http://www.ameren.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

USE OF PROCEEDS

        This exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes in this exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive outstanding Original Notes in like principal amount. We will cancel all Original Notes surrendered to us in this exchange offer.

        We used the net proceeds from the sale of the Original Notes to repay short-term debt consisting of borrowings under Ameren Corporation's utility money pool.

THE EXCHANGE OFFER

General

        We are offering to exchange up to $75,000,000 in aggregate principal amount of Exchange Notes for the same aggregate principal amount of Original Notes, properly tendered and not validly withdrawn before the expiration date. Unlike the Original Notes, the Exchange Notes will be registered under the Securities Act. We are making this exchange offer for all of the Original Notes. Your participation in this exchange offer is voluntary, and you should carefully consider whether to accept this offer.

        On the date of this prospectus, $75,000,000 in aggregate principal amount of Original Notes are outstanding. Our obligations to accept Original Notes for Exchange Notes pursuant to this exchange offer are limited by the conditions listed below under "The Exchange Offer—Conditions to the Exchange Offer." We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

        On June 14, 2006, we issued and sold $75,000,000 in aggregate principal amount of 6.25% Senior Secured Notes due 2016 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the Original Notes subsequently resold the Original Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

        Because the transactions were exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer Original Notes only if the Original Notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

        In connection with the issuance and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes, in which we agreed to (i) prepare and within 120 calendar days following the date of original issuance of the Original Notes (June 14, 2006), file with the SEC an exchange offer registration statement with respect to this exchange offer and the issuance and delivery to the holders, in exchange for the Original Notes, of a like principal amount of Exchange Notes, (ii) use our reasonable best efforts to cause this exchange offer registration statement to be declared effective under the Securities Act within 180 calendar days following the date of original issuance of the Original Notes, (iii) use our reasonable best efforts to keep this exchange offer registration statement effective until the closing of this exchange offer and (iv) use our reasonable best efforts to cause this exchange offer to be consummated not later than 45 calendar days following the date of this prospectus. In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the Original Notes. The registration rights agreement also provides that if:

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  the exchange offer registration statement is not filed with the SEC on or prior to the 120th calendar day following the date of original issuance of the Original Notes;

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  the exchange offer registration statement is not declared effective on or prior to the 180th calendar day following the date of original issuance of the Original Notes;

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  this exchange offer is not consummated on or prior to the 210th calendar day following the date of original issuance of the Original Notes;

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  if required, a shelf registration statement with respect to the Original Notes is not declared effective on or prior to the 210th calendar day following the date of original issuance of the Original Notes; or

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  either this exchange offer registration statement or a shelf registration statement has been filed and declared effective but after its effective date ceases to be effective or is unusable for its intended purpose under the circumstances set forth in the registration rights agreement;

then additional interest will accrue on the Original Notes in addition to the rate shown on the cover page of this prospectus, from and including the date on which any such registration default shall occur to, but excluding, the date on which the registration default has been cured, at the rate of 0.25% per year, plus an additional 0.25% per year from and during any period in which the registration default has continued for more than 90 days, up to a maximum rate of 0.50% per year. In no event will the additional interest on the Original Notes exceed 0.50% per year. We will have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder, our obligations to pay additional interest remain in effect only so long as the Original Notes held by the holder are "registrable notes" within the meaning of the registration rights agreement. The receipt of additional interest will be the sole monetary remedy available to a holder if we fail to meet these obligations.

        We have filed a copy of the registration rights agreement as an exhibit to the registration statement on Form S-4 with respect to the Exchange Notes offered by this prospectus.

        We are making this exchange offer to satisfy our obligations under the registration rights agreement. Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted will have to rely on an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws in order to resell or otherwise transfer their Original Notes.

        The Exchange Notes will be issued in a like principal amount and will be identical in all material respects to the Original Notes, except that the Exchange Notes will be registered under the Securities Act, will be issued without a restrictive legend, will bear a different CUSIP number and will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest. Consequently, subject to certain exceptions, the Exchange Notes, unlike the Original Notes, may be resold by a holder without any restrictions on their transfer under the Securities Act.

Resale of Exchange Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to this exchange offer in exchange for the Original Notes may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes to be issued pursuant to this exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder of Exchange Notes (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of the Original Notes who is an affiliate of ours or who intends to participate in this exchange offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in this exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

        If you participate in this exchange offer, you must represent to us, among other things, that:

  (i)
  you are not an affiliate of ours (within the meaning of Rule 405 under the Securities Act or any successor rule thereunder);

  (ii)
  you are not a broker-dealer tendering Original Notes acquired directly from us for your own account;

  (iii)
  the Original Notes being exchanged, and the Exchange Notes to be received, by you have been or are being acquired in the ordinary course of your business; and

  (iv)
  at the time of this exchange offer, you have no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

        Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in this exchange offer and, therefore, will not be permitted to exchange its Original Notes for Exchange Notes. See "Plan of Distribution."

        This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of this exchange offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes validly tendered and not withdrawn before expiration of this exchange offer. The date of acceptance for exchange of the Original Notes and completion of this exchange offer is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. The Original Notes may be tendered only in integral multiples of $1,000. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under this exchange offer. The Exchange Notes will be delivered on the earliest practicable date following the exchange date.

        The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Original Notes, except the Exchange Notes:

  (i)
  will be registered under the Securities Act;

  (ii)
  will not bear legends restricting their transfer;

  (iii)
  will bear a different CUSIP number; and

  (iv)
  will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

        The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the indenture, as described below, under which the Original Notes were issued such that the Exchange Notes and the Original Notes will be treated as a single series of senior secured debt securities under the indenture.

        This exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in this exchange offer.

        We intend to conduct this exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and rules and regulations of the SEC. Original Notes that are not exchanged in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the Original Notes and Exchange Notes. Holders of Original Notes do not have any appraisal or dissenters rights under the indenture in connection with this exchange offer.

        We will be deemed to have accepted for exchange validly tendered Original Notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of Original Notes who surrender them in this exchange offer for the purposes of receiving Exchange Notes from us and delivering Exchange Notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of Original Notes. We expressly reserve the right to amend or terminate this exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "The Exchange Offer—Conditions to the Exchange Offer."

        Holders who tender Original Notes in this exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with this exchange offer. It is important that you read "The Exchange Offer—Solicitation of Tenders; Fees and Expenses" and "The Exchange Offer—Transfer Taxes" below for more details regarding fees and expenses incurred in this exchange offer.

        Any Original Notes not tendered for exchange will continue to be entitled to the benefits of the indenture. If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events, such Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Expiration Date; Extension; Termination; Amendment

        This exchange offer will expire at 5:00 p.m., New York City time, on November 16, 2006, unless we have extended the period of time that this exchange offer is open. The expiration date will be at least 20 business days after the date we mail notice of this exchange offer to DTC.

        We reserve the right to extend the period of time that this exchange offer is open, and delay acceptance for exchange of any Original Notes, by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all Original Notes previously tendered will remain subject to this exchange offer unless validly withdrawn.

        We also reserve the right, in our sole discretion, to:

  (i)
  terminate this exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange upon the occurrence of any of the events specified below under "The Exchange Offer—Conditions to the Exchange Offer" that have not been waived by us; or

  (ii)
  amend the terms of this exchange offer in any manner.

        If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to holders of Original Notes as promptly as practicable.

        Exchange Notes will only be issued after the exchange agent timely receives (1) a properly completed and duly executed letter of transmittal (or facsimile thereof or an agent's message (as hereinafter defined) in lieu thereof) and (2) all other required documents. However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of this exchange offer.

        Original Notes submitted for a greater principal amount than the tendering holder desires to exchange will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Procedures For Tendering Original Notes

  Valid Tender

        Except as set forth below, in order for Original Notes to be validly tendered pursuant to this exchange offer, either (i) (a) a properly completed and duly executed letter of transmittal (or facsimile thereof) or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC's Automated Tender Offer Program ("ATOP") for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth under "The Exchange Offer—Exchange Agent" on or prior to the expiration date and (b) tendered Original Notes must be received by the exchange agent, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date, or (ii) the guaranteed delivery procedures set forth below must be complied with. To receive confirmation of valid tender of Original Notes, a holder should contact the exchange agent at the telephone number listed under "The Exchange Offer—Exchange Agent."

        If less than all of the Original Notes are tendered, a tendering holder should fill in the amount of Original Notes being tendered in the appropriate box on the letter of transmittal. The entire amount of Original Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act also must be submitted.

        Any beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in this exchange offer.

        The method of delivering Original Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No Original Note, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

  Book-Entry Transfer

        The exchange agent has established an account with respect to the Original Notes at DTC for purposes of this exchange offer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC's ATOP procedures to tender Original Notes. Any participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the Original Notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of Original Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Original Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Delivery of documents to DTC does not constitute delivery to the exchange agent.

  Signature Guarantees

        Certificates for Original Notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (i) a certificate for Original Notes is registered in a name other than that of the person surrendering the certificate or (ii) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (i) or (ii) above, such certificates for Original Notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless an Original Note is surrendered for the account of an Eligible Institution. See Instruction 2 to the letter of transmittal.

  Guaranteed Delivery

        If a holder desires to tender Original Notes pursuant to this exchange offer and the certificates for such Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  (i)
  such tenders are made by or through an Eligible Institution;

  (ii)
  prior to the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

  (iii)
  the certificates (or book-entry confirmation) representing all tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

  Determination of Validity

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of Original Notes will not be deemed made until those defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer.

Withdrawal Rights

        You may withdraw your tender of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

        Any notice of withdrawal must:

  (i)
  specify the name of the person that tendered the Original Notes to be withdrawn;

  (ii)
  identify the Original Notes to be withdrawn, including the certificate number or numbers (if in certificated form) and principal amount of such Original Notes;

  (iii)
  include a statement that the holder is withdrawing its election to have the Original Notes exchanged;

  (iv)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the Original Notes into the name of the person withdrawing the tender; and

  (v)
  specify the name in which any of the Original Notes are to be registered, if different from that of the person that tendered the Original Notes.

        The exchange agent will return the properly withdrawn Original Notes promptly following receipt of a notice of withdrawal. If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC's procedures.

        Any Original Notes withdrawn will not have been validly tendered for exchange for purposes of this exchange offer. Any Original Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. In the case of Original Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to its book-entry transfer procedures, the Original Notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under "The Exchange Offer—Procedures for Tendering Original Notes" above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to this exchange offer, we will accept, promptly after the exchange date, all Original Notes validly tendered and will issue the Exchange Notes promptly after the acceptance. Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer" below. For purposes of this exchange offer, we will be deemed to have accepted validly tendered Original Notes for exchange when we give notice of acceptance to the exchange agent.

        For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note. The Exchange Notes will be delivered on the earliest practicable date following the exchange date.

        In all cases, delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to this exchange offer will be made only after timely receipt by the exchange agent of:

  (i)
  Original Notes or a book-entry confirmation of a book-entry transfer of Original Notes into the exchange agent's account at DTC;

  (ii)
  a properly completed and duly executed letter of transmittal or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through ATOP with any required signature guarantees; and

  (iii)
  any other documents required by the letter of transmittal.

Conditions to the Exchange Offer

        We are required to accept for exchange, and to issue Exchange Notes in exchange for, any Original Notes duly tendered and not validly withdrawn pursuant to this exchange offer and in accordance with the terms of this prospectus and the accompanying letter of transmittal.

        We will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes, if:

  (i)
  this exchange offer, or the making of any exchange by a holder, would violate applicable law or any applicable interpretation of the staff of the SEC;

  (ii)
  the Original Notes are not tendered in accordance with the terms of this exchange offer;

  (iii)
  each holder of Original Notes exchanged in this exchange offer has not represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business, that is not an affiliate of ours and that at the time of the consummation of this exchange offer it shall have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the Exchange Notes and shall not have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of the registration statement of which this prospectus is a part available; or

  (iv)
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer.

        In addition, we will not be obligated to accept for exchange the Original Notes of any holder who has not made to us the representations described under "The Exchange Offer—Resale of Exchange Notes" and "Plan of Distribution."

        In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        We have appointed The Bank of New York as the exchange agent for this exchange offer. You should direct questions and requests for assistance, in each case, with respect to exchange offer procedures, requests for additional copies of this prospectus or of the letter of transmittal, requests for the notice of guaranteed delivery with respect to the exchange of the Original Notes, as well as all executed letters of transmittal, to the exchange agent at the addresses listed below:

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:	To Confirm by Telephone or for Information:
The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention: Reorganization Section/Floor 7E	The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention: Reorganization Section/Floor 7E	(Eligible Institutions Only) (212) 298-1915	(212) 815-5920

        Delivery to an address other than as listed above, or transmissions to a facsimile number other than as listed above, will not constitute a valid delivery.

        The Bank of New York is the trustee under the indenture governing the Original Notes and the Exchange Notes.

Solicitation of Tenders; Fees and Expenses

        We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and employees of ours and of our affiliates.

        We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer.

        We will pay the estimated cash expenses to be incurred in connection with this exchange offer, including the following:

  (i)
  fees and expenses of the exchange agent and the trustee;

  (ii)
  SEC registration fees;

  (iii)
  accounting and legal fees, including fees of one counsel for the holders of the Original Notes; and

  (iv)
  printing and mailing expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of Original Notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  (i)
  certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered;

  (ii)
  Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes;

  (iii)
  tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  (iv)
  a transfer tax is imposed for any reason other than the exchange of Original Notes under this exchange offer.

If satisfactory evidence of payment of such transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Original Notes for which they are exchanged, which is the aggregate principal amount of the tendered Original Notes as reflected in our accounting records on the date this exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of Exchange Notes for Original Notes. We will amortize the expenses incurred in connection with the issuance of the Exchange Notes over the term of the Exchange Notes.

Consequences of Failure to Exchange

        If you do not exchange your Original Notes for Exchange Notes pursuant to this exchange offer, you will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. In general, the Original Notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        Your participation in this exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your Original Notes. Please refer to the section in this prospectus entitled "Material United States Federal Income Tax Consequences."

        As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Original Notes in this exchange offer, you will be entitled to all of the rights and limitations applicable to the Original Notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer, including the right to require us to register your Original Notes or pay additional interest. To the extent that Original Notes are tendered and accepted in this exchange offer, the trading market for untendered, or tendered but unaccepted, Original Notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors—If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes which are subject to transfer restrictions."

        We may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Original Notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered Original Notes.

        Holders of Original Notes that remain outstanding after consummation of this exchange offer will vote together with any issued Exchange Notes as a single series for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF EXCHANGE NOTES

        The Exchange Notes (together with any Original Notes that remain outstanding after consummation of this exchange offer) will be treated as one series of senior secured debt securities issued under, and secured by, the indenture dated as of June 1, 2006, as amended or supplemented, which we refer to collectively as the "indenture," between The Bank of New York Trust Company, N.A., as trustee, and us. The senior secured debt securities of all series that may be issued under the indenture, including the Exchange Notes (together with any Original Notes that remain outstanding after consummation of this exchange offer), are referred to under this caption as "senior secured debt securities." The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the indenture.

        The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes except that the Exchange Notes (i) will be registered under the Securities Act, (ii) will not be subject to the restrictions on transfer applicable to the Original Notes, (iii) will bear a different CUSIP number and (iv) will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

Interest, Maturity and Payment

        The Exchange Notes will mature on June 15, 2016. We will pay interest on the Exchange Notes on June 15 and December 15 of each year to holders of record on the preceding June 1 and December 1, respectively. The first interest payment date is December 15, 2006.

        Interest on the Exchange Notes will accrue from the last date on which interest was paid on the Original Notes surrendered in this exchange offer, or if no interest has been paid, from the date of original issuance of the Original Notes (June 14, 2006) at the rate per year set forth on the cover page of this prospectus. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. In the event that the maturity date, any redemption date or any interest payment date is not a business day, the payment of principal, premium, if any, or interest payable on that date will be made on the succeeding date that is a business day, without any interest or other payment in respect of the delay. A business day shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of The Bank of New York Trust Company, N.A., the trustee under the indenture, is located, are obligated or authorized by law to close.

        We may, from time to time, without the consent of the existing holders of the Exchange Notes or the Original Notes create and issue further senior secured debt securities having the same terms and conditions as the Exchange Notes offered by this prospectus or the Original Notes, as applicable, in all respects, except for the date of original issuance and the initial interest payment date. For purposes of the indenture, additional senior secured debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding Exchange Notes (together with any Original Notes that remain outstanding after consummation of this exchange offer).

        The Exchange Notes will not contain any provisions that will require us to redeem, or permit the holders to cause a redemption of, the Exchange Notes, or that otherwise protect the holders of the Exchange Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change of control.

Redemption

        All or a portion of the Exchange Notes may be redeemed at our option at any time or from time to time. The redemption price for the Exchange Notes to be redeemed on any redemption date will be equal to the greater of the following amounts.

  •
  100% of the principal amount of the Exchange Notes being redeemed on the redemption date; or

  •
  The sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below);

        plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on Exchange Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Exchange Notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the Exchange Notes to be redeemed, and, if less than all Exchange Notes are to be redeemed, the particular Exchange Notes to be redeemed will be selected by the trustee in such manner as it shall deem appropriate and fair. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee, on or prior to the redemption date, of money sufficient to pay the principal of and premium, if any, and interest on, such Exchange Notes and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such Exchange Notes.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" mean the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Exchange Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Reference Treasury Dealer" means (A) Goldman, Sachs & Co. or Lehman Brothers Inc. or their respective affiliates which are primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer"), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefore another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee under the indenture after consultation with us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee under the indenture, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Security; Release Date

        On the date of original issuance of the Original Notes we simultaneously issued and delivered to the trustee under the indenture, as security for the Original Notes, a series of our mortgage bonds, which we refer to as the "senior note mortgage bonds." These senior note mortgage bonds have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and are in the same aggregate principal amount, as the Original Notes. These senior note mortgage bonds will secure the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, from and after the date of original issuance of the Exchange Notes. Until the release date (as defined below), the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, will be secured ratably with our mortgage bonds in the collateral pledged to secure such bonds.

        Payment by us to the trustee under the indenture of principal of, premium, if any, and interest on the senior note mortgage bonds will be applied by the trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on the Exchange Notes and any Original Notes that remain outstanding after the consummation of this exchange offer. As provided in the supplemental indenture to the mortgage indenture relating to the senior note mortgage bonds, our obligations to make payments with respect to the principal of, premium, if any, and interest on the senior note mortgage bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium, if any, and interest on the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, shall have been fully or partially paid or there shall have been deposited with the trustee pursuant to the indenture sufficient available funds to fully or partially pay the then due principal or, premium, if any, and interest on the Exchange Notes and any Original Notes that remain outstanding after the consummation of this exchange offer.

        The release date will be the date that all of our mortgage bonds issued and outstanding under the mortgage indenture, other than the senior note mortgage bonds or other mortgage bonds securing related senior secured debt securities, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those mortgage bonds deemed to be paid within the meaning of the mortgage indenture. On the release date, the trustee will deliver to us for cancellation all the senior note mortgage bonds and such other mortgage bonds securing related senior secured debt securities and, not later than 30 days thereafter, will provide notice to all holders of Exchange Notes (and holders of other senior secured debt securities) of the occurrence of the release date. As result, on the release date, the senior note mortgage bonds shall cease to secure the Exchange Notes, and the Exchange Notes will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in this prospectus. If any event of default under the indenture or the mortgage indenture has occurred and is continuing on the date that the release date would otherwise occur, the release date will be postponed until the event of default has been cured. Our outstanding mortgage bonds and indebtedness collateralized by our mortgage bonds not subject to release provisions are:

  •
  a 7.50% series in the principal amount of $250 million due in 2009, which may be redeemed at any time prior to maturity, at our option, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the mortgage bonds to be redeemed plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date, and (ii) a make-whole redemption price of the applicable treasury rate plus 20 basis points, plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date;

  •
  a 11.50% series in the principal amount of $0.033 million due in 2010, which may be redeemed on or after December 15, 2006, at our option, at a redemption price equal to 105.75% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, on the mortgage bonds redeemed, from the last interest payment date to the applicable redemption date (which redemption price declines to 100% of the outstanding principal amount thereof on or after December 15, 2008);

  •
  a 5.70% series in the principal amount of $35.615 million due in 2024, securing an equal amount of pollution control revenue bonds. The pollution control revenue bonds may be redeemed at any time prior to maturity, at our option, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date;

  •
  two 5.40% series in the aggregate principal amount of $52.455 million due in 2028, securing an equal amount of pollution control revenue bonds. The pollution control revenue bonds may be redeemed at any time prior to maturity, at our option, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date;

  •
  three series in the aggregate principal amount of $172.5 million due in 2032, securing $150 million of pollution control revenue bonds. The pollution control revenue bonds may be redeemed at any time prior to maturity, at our option, on terms and at prices which are dependent on the rate period at which such pollution control revenue bonds then bear interest. Assuming these pollution control revenue bonds will continue to bear interest in an "auction rate" period as they currently do, the pollution control revenue bonds are and will be redeemable at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date;

  •
  a series in the principal amount of $111.77 million due in 2028, securing an equal amount of pollution control revenue bonds. The pollution control revenue bonds may be redeemed at any time prior to maturity, at our option, on terms and at prices which are dependent on the rate period at which such pollution control revenue bonds then bear interest. Assuming these pollution control revenue bonds continue to bear interest in an "auction rate" period as they currently do, the pollution control revenue bonds are and will be redeemable at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date;

  •
  a series in the principal amount of $75 million due in 2017, securing an equal amount of pollution control revenue bonds. The pollution control revenue bonds may be redeemed at any time prior to maturity, at our option, on terms and at prices which are dependent on the rate period at which such pollution control revenue bonds then bear interest. Assuming these pollution control revenue bonds continue to bear interest in an "auction rate" period as they currently do, the pollution control revenue bonds are and will be redeemable at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, from the last interest payment date to the redemption date.

        Until the release date, the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this Exchange Offer, will rank equally as to security with all of our other current and future secured debt issued and outstanding under the mortgage indenture, will be effectively senior to any of our current and future unsecured and unsubordinated debt (as to the collateral pledged) and will rank senior in right of payment to any of our current and future subordinated debt. As of June 30, 2006, excluding the senior note mortgage bonds, we had approximately $772 million in principal amount of mortgage bonds outstanding (of which approximately $447 million secured $425 million of pollution control revenue debt). At that date, we did not have any senior unsecured long-term debt or subordinated debt outstanding.

        Each series of mortgage bonds issued to secure a series of senior secured debt securities under the indenture, will be a series of our mortgage bonds, all of which are secured by a lien on certain property we own, as described under "Description of Senior Note Mortgage Bonds and Mortgage Indenture—Priority and Security." Upon the payment or cancellation of any outstanding senior secured debt securities, the trustee shall surrender to us for cancellation an equal principal amount of the related series of mortgage bonds securing such senior secured debt securities. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of mortgage bonds held by the trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding under the indenture. Prior to the release date, we may continue to issue mortgage bonds under the mortgage indenture and such mortgage bonds may not be subject to release provisions. Following the release date, we have agreed to cause the mortgage indenture to be discharged and we have agreed not to issue any additional mortgage bonds under the mortgage indenture. While we have agreed to be precluded after the release date from issuing additional mortgage bonds under the mortgage indenture, we have not agreed to be precluded under the indenture from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under "—Certain Covenants—Limitation on Liens" and "Limitation on Sale and Lease-Back Transactions." The Exchange Notes can become secured by certain of our property from and after the release date as explained below under "—Certain Covenants—Limitation on Liens."

Issuance of Additional Senior Secured Debt Securities

        The indenture provides that senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the indenture cannot exceed the principal amount of mortgage bonds then held by the trustee under the indenture.

        There is no requirement under the indenture that our future issuances of debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities.

        The indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time and we may reopen a series, without the consent of the holders of the senior secured debt securities of that series, for issuance of additional senior secured debt securities of that series.

Events of Default

        The following constitute events of default under the indenture with respect to the senior secured debt securities:

  •
  default in the payment of principal of and premium, if any, on any senior secured debt securities when due and payable;

  •
  default in the payment of interest on any senior secured debt securities when due and payable which continues for 60 days;

  •
  default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the indenture and the continuation thereof for 60 days after written notice thereof to us by the trustee or to the trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities is given;

  •
  prior to the release date, the occurrence of a default as defined in the mortgage indenture provided, however, that the waiver or cure of such default under the mortgage indenture and the rescission and annulment of the consequences thereof under the mortgage indenture shall constitute a waiver of the corresponding event of default under the indenture and a rescission and annulment of the consequences thereof under the indenture; or

  •
  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

        If an event of default under the indenture occurs and is continuing, either the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of an interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior note mortgage bonds and other mortgage bonds securing senior secured debt securities shall be immediately redeemable upon demand of the trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior note mortgage bonds and other mortgage bonds securing senior secured debt securities has not occurred, if we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and any amounts due to the trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

        The indenture provides that the trustee generally will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust, or of exercising any trust or power conferred on the trustee. The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any post default or event of default under the indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities. No holder of senior secured debt securities may institute any action against us under the indenture unless such holder previously shall have given to the trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the trustee to institute such action and shall have offered the trustee reasonable indemnity, and the trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

        Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the indenture is subject to certain conditions precedent, each holder of senior secured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

        The indenture provides that the trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the indenture.

Modification

        The trustee and we may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

  •
  change the maturity date of any senior secured debt security;

  •
  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

  •
  reduce the principal amount of, or premium payable on, any senior secured debt security;

  •
  change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

  •
  change the date on which any Exchange Note may be redeemed at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

  •
  impair the interest of the trustee in any series of mortgage bonds securing the senior secured debt securities held by it or, prior to the release date, reduce the principal amount of any series of mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the indenture or to waive any past default to less than a majority.

        The trustee and we may modify and amend the indenture without the consent of the holders:

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no outstanding senior secured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior secured debt securities issued after the effective date of such change or elimination;

  •
  to establish the form of the senior secured debt securities of any series as permitted by the indenture or to establish or reflect any terms of the senior secured debt securities of any series as determined by the indenture;

  •
  to evidence the succession of another corporation to us as permitted by the indenture, and the assumption by any successor of our covenants in the indenture and in the senior secured debt securities;

  •
  to grant or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

  •
  to permit the trustee to comply with any duties imposed upon it by law;

  •
  to specify further the duties and responsibilities of, and to define further the relationships among, the trustee, any authenticating agent and any paying agent, and to evidence the successor trustee as permitted under the indenture;

  •
  to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the indenture;

  •
  to add further security for the senior secured debt securities;

  •
  to add provisions permitting us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Sale and Lease-Back Transactions" and "—Consolidation, Merger and Sale or Disposition of Assets," upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under "Description of Exchange Notes—Defeasance and Discharge," except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

  •
  to comply with our obligations with respect to limitations on liens in the indenture;

  •
  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of senior secured debt securities.

        A supplemental indenture which changes or eliminates any covenant or other provision of the indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

        The indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the indenture to be performed or observed by us; and

  •
  if such consolidation, merger, sale or disposition occurs prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by a supplemental indenture to the mortgage indenture our obligations under the mortgage indenture with respect to the senior note mortgage bonds and other mortgage bonds securing senior secured debt securities.

        Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the indenture. For purposes of the indenture, the conveyance or other transfer by us of:

  •
  all of our facilities for the transmission of electric energy; or

  •
  all of our facilities for the distribution of natural gas;

        in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge, lien or other encumbrance ("Lien") of or upon any of our Operating Property (as defined herein), whether owned at the date of the indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure all or part of the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

  (5)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined herein).

  Limitation on Sale and Lease-Back Transactions

        The indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of (i) the completion of the acquisition and (ii) the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

  Certain Definitions

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet:

  (1)
  liabilities for Debt (excluding debt issued after the date of the indenture relating to any securitization transaction authorized by an order of the Illinois Commerce Commission pursuant to state legislation authorizing such securitization) maturing more than twelve (12) months from the date of determination; and

  (2)
  common stock, preferred stock or other preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

        Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

        "Debt" means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

        "Operating Property" means:

  (1)
  any interest in real property owned by us; and

  (2)
  any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with generally accepted accounting principles (except for a lease that results from a Sale and Lease-Back Transaction).

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the indenture.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

  (1)
  the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; and

  (2)
  the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Trustee

        The trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent. So long as no event of default under the indenture shall have occurred or be continuing, the trustee shall vote all senior note mortgage bonds (and other mortgage bonds securing senior secured debt securities) then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other mortgage bonds outstanding under the mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the trustee shall not so vote in favor of, or so consent to, any amendment or modification of the mortgage indenture which, if it were an amendment or modification of the indenture, would require the consent of holders of senior secured debt securities as described under "—Modification," without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the indenture.

Resignation or Removal of Trustee

        The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each senior secured debt security outstanding and the trustee, and appointment of a successor trustee.

Denominations, Form, Registration, Transfer and Exchange

        The Exchange Notes will be issuable in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        Subject to the limitations related to global certificates and DTC's book-entry system as described under "Book-Entry System," the Exchange Notes will be exchangeable for other Exchange Notes of any authorized denominations and of a like aggregate principal amount and tenor. In addition, subject to the terms of the indenture and such limitations, the Exchange Notes may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the trustee maintained for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture. In the case of any Exchange Notes that have been mutilated, destroyed, lost or stolen, new Exchange Notes of a like aggregate principal amount and tenor will be issued upon the trustee and us being satisfied with the documents of title and indemnity of the person making the request.

        In the event of any redemption of Exchange Notes, the trustee will not be required to exchange or register a transfer of any Exchange Notes selected, called or being called for redemption except, in the case of any secured note to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Principal of and interest and premium, if any, on the Exchange Notes will be paid in the manner described below under "Book-Entry System."

Concerning the Trustee

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York Trust Company, N.A. and its affiliates. The indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the trustee as such.

Governing Law

        The indenture and senior secured debt securities will be governed by New York law.

DESCRIPTION OF SENIOR NOTE MORTGAGE BONDS AND MORTGAGE INDENTURE

General

        Prior to the release date, our obligations under the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, will be further evidenced and secured by a series of our mortgage bonds, referred to as the "senior note mortgage bonds", issued in an aggregate principal amount equal to the Original Notes. The senior note mortgage bonds were issued under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 between us and BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, as mortgage trustee, as supplemented, modified or amended by various supplemental indentures, including as supplemented by the Supplemental Indenture, dated as of June 1, 2006, between us and BNY Midwest Trust Company, as mortgage trustee, which we collectively refer to as the "mortgage indenture."

        The following summaries of certain provisions of the mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the mortgage indenture.

Provisions for Payment

        The senior note mortgage bonds correspond to the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, in respect of principal amount, interest rate, interest payment dates, maturity date and redemption provisions. Upon payment of the principal of or premium, if any, or interest on the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, the senior note mortgage bonds in a corresponding principal amount will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment under the mortgage indenture shall be discharged. The senior note mortgage bonds will be redeemed on the respective dates, and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the Exchange Notes and any Original Notes that remain outstanding after the consummation of this exchange offer. In the event of an event of default under the indenture and acceleration of the Exchange Notes, and any Original Notes that remain outstanding after the consummation of this exchange offer, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

        The senior note mortgage bonds were delivered to, and registered in the name of, the trustee at the time of the issuance of the Original Notes. The indenture provides that the trustee shall not transfer any senior note mortgage bonds except to a successor trustee, to us, as provided in the indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us. The trustee shall generally vote the senior note mortgage bonds proportionately with the vote of all other mortgage bonds then outstanding, as described under "Description of Exchange Notes—Voting of Senior Note Mortgage Bonds Held by Trustee."

Priority and Security

        The senior note mortgage bonds will be secured by the lien of the mortgage indenture, which subject to certain exceptions is a first lien on our properties used or to be used in the generation, purchase, transmission, distribution and sale of electricity and natural gas.

        The lien of the mortgage indenture on our properties is subject to permitted liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and materialmen's liens, certain judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of ours, certain leasehold interests, liens on our pollution control facilities and certain other liens and encumbrances.

        In addition, there are excepted from the lien of the mortgage indenture, among other things, the following:

  •
  cash and securities not paid to, deposited with or held by the mortgage trustee under the mortgage indenture;

  •
  contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, franchises, licenses, certain intellectual property rights and other general intangibles;

  •
  automobiles, other vehicles, movable equipment, aircraft and vessels;

  •
  all goods, wares and merchandise held for sale in the ordinary course of business or for our use or benefit;

  •
  materials, supplies and other personal property consumable in the operations of our business;

  •
  computers, machinery and equipment;

  •
  coal, ore, gas, oil, minerals and timber mined or extracted from the land we own or lease;

  •
  electric energy, gas, steam water and other products produced or purchased;

  •
  leasehold interests;

  •
  and all books and records.

        Without the consent of the holders of the mortgage bonds, we and the mortgage trustee may enter into supplemental indentures to subject additional property to the lien of the mortgage indenture, whether or not used in our electric or gas utility businesses (including property which would otherwise be excepted from such lien). Such property, so long as the same would otherwise constitute "property additions" (as described below), would thereupon constitute property additions and be available as a basis for the issuance of mortgage bonds. See "—Issuance of Additional Mortgage Bonds."

        The mortgage indenture contains provisions subjecting after-acquired property to the lien thereof. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or sale of substantially all of our assets. In the event of consolidation or merger or the transfer of all the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. See "—Consolidation, Merger, Conveyance, Transfer or Lease." In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition thereof.

        The mortgage indenture provides that the mortgage trustee will have a lien, prior to the lien on behalf of the holders of mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

Issuance of Additional Mortgage Bonds

        The maximum principal amount of mortgage bonds which may be issued under the mortgage indenture is unlimited. Mortgage bonds of any series may be issued from time to time under the mortgage indenture on the basis of, and in an aggregate principal amount not exceeding:

  •
  75% of the lesser of the "cost" or "fair value" (in each case, as defined in the mortgage indenture) of property additions which do not constitute "funded property" (generally, property additions which have been made the basis of the authentication and delivery of mortgage bonds, the release of mortgaged property or cash withdrawals, or which have been substituted for retired property) after certain deductions and additions, primarily including adjustments to offset property retirements;

  •
  the aggregate principal amount of retired bonds (which consist of mortgage bonds no longer outstanding under the mortgage indenture which have not been used for certain other purposes under the mortgage indenture and which are not to be paid, redeemed or otherwise retired by the application of funded cash);

  •
  and an amount of cash deposited with the mortgage trustee.

        As of June 30, 2006, the 75% limitation described in the first bullet point above would permit the issuance of approximately $250 million of additional mortgage bonds on the basis of property additions. In addition, the amount of retired bonds described in the second bullet point above would permit the issuance of approximately $1.3 billion of additional mortgage bonds as of June 30, 2006.

        In general, the issuance of mortgage bonds is subject to our adjusted net earnings for 12 consecutive months within the preceding 18 months being at least twice the annual interest requirements on all mortgage bonds at the time outstanding, mortgage bonds then applied for and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the mortgage indenture, if any, except that no such net earnings requirement need be met if the additional mortgage bonds to be issued are to have no stated interest rate prior to maturity. In addition, we are not required to satisfy the net earnings requirement prior to issuance of mortgage bonds on the basis of retired bonds as provided in the second bullet point to the second preceding paragraph under any circumstances. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication. For the twelve months ended June 30, 2006, our net earnings coverage was 5.6, which would have allowed us to issue an additional $645 million of mortgage bonds (assuming an annual interest rate of 7%).

        In addition to the limitations on issuance of additional mortgage bonds described above, under our revolving credit agreement we agreed to reserve $100 million of future bonding capacity under the mortgage indenture.

        "Adjusted net earnings" are our operating revenues (including those subject to possible refund) less our operating expenses excluding, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in our books of account; and any refund of revenues previously collected or accrued by us subject to possible refund. Adjusted net earnings also do not take into account profits or losses from the sale or other disposition of property, or non-recurring charges of any kind or nature, whether items of revenue or expense. With respect to mortgage bonds of a series subject to a periodic offering (such as a medium-term note program), the mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the mortgage bonds of such series.

        "Property additions" generally include any property which is owned by us and is subject to the lien of the mortgage indenture, except (with certain exceptions) goodwill or going concern value rights, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of ours.

Release of Property

        We may obtain the release of any funded property from the lien of the mortgage indenture, except for cash held by the mortgage trustee, upon delivery to the mortgage trustee of cash equal in amount to the amount, if any, by which the cost of the property to be released (or, if less, the fair value of such property at the time it became funded property) exceeds the aggregate of:

  •
  the principal amount, subject to certain limitations, of obligations secured by purchase money mortgages upon the property to be released delivered to the mortgage trustee,

  •
  the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release),

  •
  an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release),

  •
  an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds delivered to the mortgage trustee,

  •
  the deposit of cash or, to a limited extent, the principal amount of obligations secured by purchase money mortgages upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage indenture, and

  •
  any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

        Property which is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the mortgage trustee as long as:

  •
  the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero, or

  •
  the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

        The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the mortgage trustee.

        If any property released from the lien of the mortgage indenture continues to be owned by us after such release, the mortgage indenture will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property.

Withdrawal of Cash

        Subject to certain limitations, cash held by the mortgage trustee may:

  •
  be withdrawn by us

  —
  to the extent of the cost or fair value (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements,

  —
  in an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such withdrawal), or

  —
  in an amount equal to 133 1/3% of the aggregate principal amount of any outstanding mortgage bonds delivered to the mortgage trustee, or

  •
  upon our request, be applied to

  —
  the purchase of mortgage bonds (at prices not exceeding 133 1/3% of the principal amount thereof), or

  —
  the redemption or payment at maturity of mortgage bonds.

        However, cash deposited with the mortgage trustee as the basis for the authentication and delivery of mortgage bonds may only be withdrawn in an amount equal to the aggregate principal amount of mortgage bonds we would be entitled to issue on any basis (with such entitlement being waived by operation of such withdrawal), or may, upon our request, be applied to the purchase, redemption or payment of mortgage bonds at prices not exceeding, in the aggregate, the principal amount thereof.

        Any mortgage bonds received by the mortgage trustee pursuant to these provisions shall be cancelled by the mortgage trustee.

Consolidation, Merger, Conveyance, Transfer or Lease

        We may not consolidate with or merge into any other corporation or convey, transfer or lease the mortgaged property as or substantially as an entirety to any person or entity unless:

  •
  such transaction is on such terms as will fully preserve in all material respects the lien and security of the mortgage indenture and the rights and powers of the mortgage trustee and holders,

  •
  the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such corporation executes and delivers to the mortgage trustee a supplemental indenture, which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the mortgage bonds and the performance of all of our covenants under the mortgage indenture and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the mortgage indenture on the mortgaged property and subjecting to such lien all property thereafter acquired by the corporation which shall constitute an improvement, extension or addition to the mortgaged property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the lien of the mortgage indenture such other property then owned or thereafter acquired by the corporation as the corporation shall specify, and

  •
  in the case of a lease, such lease will be made expressly subject to termination by us or the mortgage trustee at any time during the continuance of a mortgage event of default (as defined below).

Modification of the Mortgage Indenture

        Without the consent of any holders of the mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the succession of another person to us and the assumption by any such successor of our covenants in the mortgage indenture and in the mortgage bonds;

  •
  to add one or more covenants or other provisions for the benefit of all holders or for the benefit of such holders of, or to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon us by the mortgage indenture;

  •
  to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture, or better to assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage indenture, or to subject to the lien of the mortgage indenture additional property;

  •
  to convey, transfer and assign to the mortgage trustee and to subject to the lien of the mortgage indenture with the same force and effect as if included in the mortgage indenture, property of our subsidiaries used or to be used for one or more purposes which if owned by us would constitute property used or to be used for one or more of the primary purposes of our business, which property shall for all purposes of the mortgage indenture be deemed to be property of ours, together with such other provisions as may be appropriate to express the respective rights of the mortgage trustee and us in regard thereto;

  •
  to change or eliminate any provision of the mortgage indenture or to add any new provision to the mortgage indenture, provided that if such change, elimination or addition adversely affects the interests of the holders of the mortgage bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no mortgage bond of such series or tranche remains outstanding under the mortgage indenture;

  •
  to establish the form or terms of the mortgage bonds of any series or tranche as permitted by the mortgage indenture;

  •
  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

  •
  to provide for the procedures required to permit the utilization of a noncertificated system of registration for all, or any series or tranche of, the mortgage bonds;

  •
  to change any place where

  —
  the principal of and premium, if any, and interest, if any, on the mortgage bonds of any series, or any tranche thereof, will be payable,

    —
    any mortgage bonds of any series, or any tranche thereof, may be surrendered for registration of transfer,

    —
    any mortgage bonds of any series, or any tranche thereof, may be surrendered for exchange, and

    —
    notices and demands to or upon us in respect of the mortgage bonds of any series, or any tranche thereof, and the mortgage indenture may be served;

  •
  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the mortgage indenture, so long as such other changes or additions do not adversely affect the interests of the holders of mortgage bonds of any series or tranche in any material respect;

  •
  to reflect changes in generally accepted accounting principles; or;

  •
  to comply with the rules or regulations of any national securities exchange on which any of the mortgage bonds may be listed.

        Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of this prospectus in such a way as to require changes to the mortgage indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the mortgage indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the mortgage indenture, we and the mortgage trustee may, without the consent of any holders of mortgage bonds, enter into one or more supplemental indentures to evidence or effect such amendment.

        Except as provided above, the consent of the holders of a majority in aggregate principal amount of the mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures. However, if less than all of the series of mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding mortgage bonds of all series so directly affected, considered as one class, will be required. In addition, if the mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage bonds of all tranches so directly affected, considered as one class, will be required. Furthermore, no such amendment or modification of the mortgage indenture may, without the consent of each holder of the outstanding mortgage bonds of each series or tranche directly affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a "discount bond" (as defined in the mortgage indenture) that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  •
  permit the creation of any lien ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property, or deprive such holder of the benefit of the security of the lien of the mortgage indenture;

  •
  reduce the percentage in principal amount of the outstanding mortgage bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

  •
  modify certain of the provisions of the mortgage indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

        A supplemental indenture which changes or eliminates any covenant or other provision of the mortgage indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be outstanding mortgage bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of mortgage bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage bonds of any other series or tranche.

Waiver

        The holders of a majority in aggregate principal amount of all mortgage bonds may waive our obligations to comply with certain covenants, including our obligation to maintain our corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the holders and the rights of the mortgage trustee, provided that such waiver occurs before the time such compliance is required. The holders of a majority of the aggregate principal amount of outstanding mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with our obligations to maintain an office or agency where the mortgage bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches.

Mortgage Events of Default

        Each of the following events constitutes an event of default under the mortgage indenture, referred to in this prospectus as a "mortgage event of default":

  •
  failure to pay interest on any mortgage bond within 45 days after the same becomes due;

  •
  failure to pay principal of or premium, if any, on any mortgage bond within three business days after its maturity;

  •
  certain events relating to our reorganization, bankruptcy or insolvency or the appointment of a receiver or trustee for our property; or

  •
  failure to perform or breach of any of our covenants or warranties in the mortgage indenture (other than a covenant or warranty a default in the performance or breach of which is discussed in the foregoing bullet points) for a period of 60 days after there has been given us by the mortgage trustee, or to us and the mortgage trustee by the holders of at least 25% in principal amount of outstanding mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the mortgage trustee, or the mortgage trustee and the holders of a principal amount of mortgage bonds not less than the principal amount of mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration.

    However, the mortgage trustee, or the mortgage trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued.

Remedies

        If a mortgage event of default occurs and is continuing, then the mortgage trustee or the holders of not less than 33% in principal amount of mortgage bonds then outstanding may declare the principal amount (or if any of the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture) of all of the mortgage bonds to be immediately due and payable. At any time after such declaration of the maturity of the mortgage bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the mortgage trustee as provided in the mortgage indenture, the mortgage event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the mortgage trustee a sum sufficient to pay:

  —
  all overdue interest, if any, on all mortgage bonds then outstanding;

  —
  the principal of and premium, if any, on any mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such mortgage bonds; and

  —
  all amounts due to the mortgage trustee as compensation and reimbursement as provided in the mortgage indenture; and

  •
  any other mortgage event or events of default, other than the non-payment of the principal of mortgage bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage indenture.

        The mortgage indenture provides that, under certain circumstances and to the extent permitted by law, if a mortgage event of default occurs and is continuing, the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, to sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest.

        If a mortgage event of default occurs and is continuing, the holders of a majority in principal amount of the mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that:

  •
  such direction does not conflict with any rule of law or with the mortgage indenture, and could not involve the mortgage trustee in personal liability in circumstances where indemnity would not, in the mortgage trustee's sole discretion, be adequate, and

  •
  the mortgage trustee may take any other actions deemed proper by the mortgage trustee which is not inconsistent with such discretion.

        The mortgage indenture provides that no holder of any mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or the appointment of a receiver or trustee, or for any other remedy thereunder unless:

  •
  such holder has previously given to the mortgage trustee written notice of a continuing mortgage event of default;

  •
  the holders of a majority in aggregate principal amount of the mortgage bonds then outstanding have made written request to the mortgage trustee to institute proceedings in respect of such mortgage event of default and have offered the mortgage trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

  •
  for 60 days after receipt of such notice, the mortgage trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the mortgage trustee during such 60-day period by the holders of a majority in aggregate principal amount of mortgage bonds then outstanding.

        Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to certain conditions precedent, each holder of a mortgage bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. The mortgage indenture provides that the mortgage trustee must give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the fourth bullet point under "—Mortgage Events of Default" may be given until at least 45 days after the occurrence thereof. The Trust Indenture Act currently permits the mortgage trustee to withhold notices of default (except for certain payment defaults) if the mortgage trustee in good faith determines the withholding of such notice to be in the interest of the holders.

        As a condition precedent to certain actions by the mortgage trustee in the enforcement of the lien of the mortgage indenture and institution of action on the mortgage bonds, the mortgage trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith.

Defeasance

        Any mortgage bond or bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the mortgage indenture and the entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the mortgage trustee, in trust:

  •
  money in the amount which will be sufficient, or

  •
  "eligible obligations" (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or

  •
  a combination of the foregoing which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such mortgage bond or bonds or portions thereof.

        For this purpose, "eligible obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Resignation and Removal of the Mortgage Trustee

        The mortgage trustee may resign at any time by giving written notice thereof to us or may be removed at any time by act of the holders of a majority in principal amount of mortgage bonds then outstanding delivered to the mortgage trustee and us. No resignation or removal of the mortgage trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage indenture. So long as no mortgage event of default or event which, after notice or lapse of time, or both, would become a mortgage event of default has occurred and is continuing, if we have delivered to the mortgage trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage indenture, the mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage indenture.

Concerning the Mortgage Trustee

        BNY Midwest Trust Company, the successor trustee under the mortgage indenture, has been a regular depository of our funds and the trustee with respect to certain of our other debt obligations. An affiliate of the mortgage trustee will be acting as trustee under the indenture. As trustee under the mortgage indenture, BNY Midwest Trust Company would have a conflicting interest for purposes of the Trust Indenture Act if a mortgage event of default were to occur under the mortgage indenture. In that case, the mortgage trustee may be required to eliminate such conflicting interest by resigning as mortgage trustee. There are other instances under the Trust Indenture Act which would require the resignation of the mortgage trustee if a mortgage event of default were to occur, such as an affiliate of the mortgage trustee acting as underwriter with respect to any of the mortgage bonds.

Governing Law

        The mortgage indenture is, and the senior note mortgage bonds will be, governed by and construed in accordance with Illinois law.

BOOK-ENTRY SECURITIES

        The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the Exchange Notes. The Exchange Notes will be fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered Exchange Note certificate will be issued representing the Exchange Notes, in the aggregate principal amount of the Exchange Notes, and will be deposited with DTC.

        DTC, the world's largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating of AAA. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of Exchange Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Exchange Notes on the records of DTC. The ownership interest of each actual purchaser of each Exchange Note ("Beneficial Owner") is in turn to be recorded on the records of the Direct and Indirect Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

        To facilitate subsequent transfers, all Exchange Notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Exchange Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Exchange Notes; the records of DTC reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Exchange Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Exchange Notes, such as redemptions, defaults and proposed amendments to the documents establishing the Exchange Notes. For example, Beneficial Owners of Exchange Notes may wish to ascertain that the nominee holding the Exchange Notes for their benefit has agreed to obtain and to transmit notices to Beneficial Owners, in the alternative, Beneficial Owners may wish to provide their names and addresses to the transfer agent and request that copies of notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all the Exchange Notes within an issue are being redeemed, the practice of DTC is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Exchange Notes unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Exchange Notes are credited on the record date, identified in a listing attached to the omnibus proxy.

        Redemption proceeds and distribution payments on the Exchange Notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The practice of DTC is to credit the accounts of Direct Participants, upon the receipt by DTC of funds and corresponding detail information from us, on the payable date in accordance with their respective holdings shown on the records of DTC. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or its nominee, the initial purchaser or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distribution payments to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its Exchange Notes purchased or tendered, through its Participant, to the tender or remarketing agent and shall effect delivery of such Exchange Notes by causing the Direct Participant to transfer the interest of the Participant in the Exchange Notes, on the records of DTC, to the tender or remarketing agent. The requirement for physical delivery of Exchange Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Exchange Notes are transferred by Direct Participants on the records of DTC and followed by a book-entry credit of tendered Exchange Notes to the DTC account of the tender or remarketing agent.

        DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, Exchange Note certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Exchange Note certificates will be printed and delivered.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes certain material United States federal income tax consequences of participating in the exchange offer and of ownership and disposition of Exchange Notes. Except where noted, this summary deals only with Original Notes and Exchange Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Original Notes or Exchange Notes as a part of a hedging or conversion transaction or a straddle, former U.S. citizens or long-term residents, persons who "mark to market" their securities or United States Holders (as defined herein) whose "functional currency" is not the United States dollar. In addition, this summary does not address the tax consequences to persons who purchased Original Notes other than pursuant to their initial issuance and distribution. Furthermore, this summary is based upon the provisions of the Code and the regulations, administrative pronouncements and judicial decisions thereunder as of the date hereof, any of which may be repealed, revoked or modified at any time, with either prospective or retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

        Persons considering a tender of an Original Note for an Exchange Note are urged to consult with their tax advisors as to the United States federal income tax consequences of participating in the exchange offer and ownership and disposition of Exchange Notes in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

        As used herein, a "United States Holder" means a beneficial owner of an Original Note or Exchange Note that is (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions or which has a valid election in effect to be treated as a U.S. person. If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, holds Original Notes or Exchange Notes, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships that hold Original Notes or Exchange Notes should consult their own tax advisors. As used herein, a "Non-United States Holder" means a beneficial owner of a Original Note or Exchange Note that is not a United States Holder.

Tax Consequences of the Exchange Offer

        The exchange of Original Notes for Exchange Notes pursuant to this exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a holder will not recognize any gain or loss as a result of exchanging Original Notes for Exchange Notes pursuant to this exchange offer. A holder will have the same tax basis in an Exchange Note as in the Original Note exchanged therefor, and the holding period of an Exchange Note will include the holding period of the Original Note exchanged therefor.

United States Holders

        Payments of Interest.    Stated interest on an Exchange Notes generally will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

        Sale, Exchange and Redemption of Exchange Notes.    Upon the sale, exchange or redemption of Exchange Notes, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption (other than amounts attributable to accrued but unpaid interest) and the holder's adjusted tax basis in the Exchange Notes. A United States Holder's adjusted tax basis generally will be the holder's cost of the Exchange Notes. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Exchange Notes have been held for more than one year at the time of the sale, exchange or redemption. Long-term capital gains of individual holders are eligible for preferential rates of United States federal income taxation. The ability to use capital losses to offset ordinary income in determining taxable income is generally limited.

Non-United States Holders

        Payments of Interest.    Subject to the discussion below concerning backup withholding, no withholding of United States federal income tax will be required with respect to the payment by us or any paying agent of principal or interest on an Exchange Note held by a Non-United States Holder, provided that the beneficial owner (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) is not a "controlled foreign corporation" related, directly or indirectly, to us through stock ownership, (iii) is not a bank whose receipt of interest on an Exchange Note is described in Section 881(c)(3)(A) of the Code, and (iv) satisfies the statement requirement, described generally herein, set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder.

        To satisfy the requirement referred to in clause (iv) above, the beneficial owner of an Exchange Notes, or a financial institution holding the Exchange Note on behalf of such beneficial owner, must provide to us or our paying agent, in accordance with specified procedures, a statement to the effect that the beneficial owner is not a United States person. These requirements will be met if (i) the beneficial owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States person, which certification generally should be made on IRS Form W-8BEN, or (ii) a financial institution holding the Exchange Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

        In the event that any of the above requirements are not satisfied, we or our paying agent will nonetheless not withhold United States federal income tax on interest paid to a Non-United States Holder if we or our paying agent receives IRS Form W-8ECI from the Non-United States Holder, establishing that such income is effectively connected with the conduct of a trade or business in the United States, unless we or our paying agent has knowledge to the contrary. Interest paid to a Non-United States Holder that is effectively connected with the conduct by the holder of a trade or business in the United States generally is taxed at the graduated rates applicable to United States persons, unless otherwise provided by an applicable income tax treaty. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

        Sale, Exchange and Redemption of Exchange Notes. A Non-United States Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, exchange or redemption of an Exchange Note unless (i) the gain is effectively connected with a trade or business of the Non-United States Holder in the United States, (ii) in the case of a Non-United States Holder who is an individual and holds the note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the Non-United States Holder is subject to tax pursuant to certain provisions of the Code applicable to former United States citizens or long-term residents. Any amount attributable to accrued but unpaid interest on the Exchange Note will be treated in the same manner as payments of interest made to such Non-United States Holder, as described herein.

        Gain derived by a Non-United States Holder from the sale, exchange or redemption of an Exchange Note that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates applicable to United States persons, unless otherwise provided by an applicable income tax treaty. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax. If any individual Non-United States Holder falls under clause (ii) of the immediately preceding paragraph, such holder generally will be subject to a flat 30% tax on the gain derived from the sale, exchange or redemption, which may be offset by certain United States source capital losses recognized within the same taxable year as such sale, exchange or redemption.

Information Reporting and Backup Withholding

        Payments of interest on, or the proceeds from the sale, retirement or other disposition of, Exchange Notes are subject to information reporting unless the United States Holder establishes an exemption.

        Payments of interest on, or the proceeds from the sale, retirement, or other disposition of, Exchange Notes may be subject to "backup withholding" tax at the applicable statutory rate if the United States Holder, among other things, (i) fails to furnish his or her social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the United States Holder's securities broker) on IRS Form W-9 or a substantially similar form signed under penalties of perjury, (ii) furnishes such payor an incorrect TIN, (iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the United States Holder is not subject to backup withholding, or (iv) fails to properly report interest and dividends on his or her tax return. Backup withholding does not apply to certain payments made to exempt recipients, such as corporations.

        Non-United States Holders will not be subject to information reporting or backup withholding on payments made by us or our paying agent if a statement described in clause (iv) under "Non-United States Holders—Payments of Interest" has been received and the payor has no actual knowledge that the beneficial owner is a United States person.

        In addition, backup withholding and information reporting will not apply to payments of principal or interest on the Exchange Notes paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a Non-United States Holder, or if a foreign office of a broker pays the proceeds of the sale of Exchange Notes to a Non-United States Holder. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business, or a foreign partnership with certain connections to the United States, such payments will not be subject to backup withholding (unless the payor has actual knowledge that the payee is a United States person) but will be subject to information reporting unless (i) such custodian, nominee, agent or broker has documentary evidence that the beneficial owner is not a United States person and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption.

        Payments of principal or interest on the Exchange Notes paid to a Non-United States Holder by a United States office of a custodian, nominee or agent, or payment of the proceeds of a sale of Exchange Notes by the United States office of a broker, will be subject to backup withholding and information reporting unless (i) the Non-United States Holder provides the statement described herein that such holder is not a United States person and the payor does not have actual knowledge to the contrary, or (ii) the beneficial owner otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules generally will be allowed as a credit against or a refund of such holder's United States federal income tax liability, if certain required information is provided to the IRS.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC set forth in no action letters issued to third parties, we believe that, except as described below, the Exchange Notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder does not intend to participate in, has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, a distribution of the Exchange Notes. A holder of Original Notes that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Original Notes from us to resell pursuant to an exemption from registration (a) cannot rely on such interpretations by the staff of the SEC, (b) will not be permitted or entitled to tender such Original Notes in this exchange offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such Original Notes, unless the sale or transfer is made under an exemption from those requirements. Any holder who tenders Original Notes in this exchange offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling securityholders information required by Item 507 of Regulation S-K under the Securities Act.

        The staff of the SEC takes the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") may be deemed to be a "statutory" underwriter and may fulfill its prospectus delivery requirements with the prospectus contained in an exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed, for a period of one year following the consummation of this exchange offer, to make this prospectus available to Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements in connection with the resale of such Exchange Notes.

        Each holder of Original Notes who wishes to exchange its Original Notes for Exchange Notes in this exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer-Resale of Exchange Notes." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

        We will not receive any proceeds from the issuance of the Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale at market prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in connection with this exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be "underwriting compensation" under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incidental to this exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

        There is presently no trading market for the Exchange Notes, and there is no assurance that a market will develop since we do not intend to apply for listing of the Exchange Notes on a national securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system.

LEGAL MATTERS

        The legality of the Exchange Notes will be passed upon by Craig W. Stensland, Esq., an Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us and Pillsbury Winthrop Shaw Pittman LLP, New York, New York, as special counsel. Certain matters relating to United States federal income tax considerations will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, as special tax counsel.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, on the authority of said firm as experts in auditing and accounting.

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Table of Contents
RISK FACTORS
ILLINOIS POWER COMPANY
WHERE YOU CAN FIND MORE INFORMATION
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF EXCHANGE NOTES
DESCRIPTION OF SENIOR NOTE MORTGAGE BONDS AND MORTGAGE INDENTURE
BOOK-ENTRY SECURITIES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS